UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 17, 2014

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I.R.S.

CommissionRegistrant, State of IncorporationEmployer

File NumberAddress and Telephone NumberIdentification No.

1-9052DPL Inc.31-1163136

(An Ohio corporation)

1065 Woodman Drive

Dayton, Ohio 45432

937-224-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 17, 2014, DPL Inc. (“DPL”) issued a press release announcing that it is extending the expiration of its previously announced tender offer to purchase with cash up to $280 million in aggregate principal amount of its outstanding 6.50% Senior Notes due 2016 (the “Tender Offer”) and the “Early Tender Date” and withdrawal deadline associated with the Tender Offer.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On September 22, 2104, DPL issued a press release announcing that as of 5:00 p.m. New York City time on September 19, 2014, it had received tenders for an aggregate principal amount of approximately $363.8 million of its outstanding 6.50% Senior Notes due 2016 in the Tender Offer.  A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

99.1	Press Release of DPL Inc., dated September 17, 2014.
99.2	Press Release of DPL Inc., dated September 22, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 22, 2014	DPL Inc.

_/s/ Timothy G. Rice ______________
		Name: Title:	Timothy G. Rice Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of DPL Inc., dated September 17, 2014.	E

99.2	Press Release of DPL Inc., dated September 22, 2014.	E